U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                        FORM 8-K


                                      CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): May 29, 2006

                                    GAMEZNFLIX, INC.
               (Exact Name of Company as Specified in Its Charter)

          Nevada                        0-29113               90-0224051
(State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
         of Incorporation)                                 Identification No.)

      1535 Blackjack Road, Franklin, Kentucky                  42134
      (Address of Principal Executive Offices)               (Zip Code)

         Company's telephone number, including area code:  (270) 598-0385


           Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On June 11, 2007, the Company received a letter from Circuit City Stores, Inc. stating that it desires to terminate the Co-Marketing Agreement between Circuit City and the Company, dated March 22, 2006, effective on August 6, 2007 (60 day notice). During the term of this agreement, Circuit City was obligated to provide marketing of Company services and the Company was to provide shipping and handling.

     Under this agreement, Circuit City sold approximately 1,800 new memberships and the Company continues to service open accounts. The Company is of the opinion that Circuit City failed to properly market the Company's services due to employee turnover.

ITEM 8.01  OTHER EVENTS.

     On May 11, 2007, SuperVision Entertainment, Inc. (Pink Sheets:
SVET), sent an unsolicited letter was sent to the Company expressing to a desire by SuperVision for GZFX to become a wholly owned subsidiary of SuperVision either through a negotiated process or, failing that through a possible hostile takeover. SuperVision has provided no evidence of its financial ability to purchase any portion of the Company. On May 24, 2007, the Company responded by letter stating that the Company's board of directors had determined that it would not be in the best interests of the Company and it stockholders to accept the offer.

     On May 29, 2007, SuperVision responded by distributing a press release that it would start the process of a "hostile" takeover of the Company. SuperVision also stated that:

     "Shareholders of GZFX interested in providing a voting proxy to their shares in order to change and replace present management, restructure the GZFX company, and vend in WPGL (World Professional Gamers League) are encouraged to indicate their willingness to do so by contacting svethostile@gmail.com . Please indicate number of shares held and mailing address so that we can send you a formal proxy form detailing the proposed takeover and plan of action."

     The Company believes that these actions by SuperVision violate a number of provisions under federal securities laws, including the tender offer rules under Rule 14D.

                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GameZnFlix, Inc.



Dated: June 11, 2007                   By: /s/ John Fleming
                                       John Fleming,
                                       Chief Executive Officer

                                EXHIBIT INDEX

Number                           Description

10 Co-Marketing Agreement between the Company and Circuit City Stores, Inc., dated March 22, 2006 (including Exhibit B:
      Rollout Schedule) (excluding Exhibit A: Description of Services and Fee Schedule; Exhibit C: GNF Licensed Marks; and Exhibit D: Circuit City Licensed Marks) (incorporated by reference to Exhibit 10 of the Form 8-K filed on March 27, 2006).